SCHEDULE 14A INFORMATION

 Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                    1934

Filed by the Registrant   /X/
Filed by a Party other than the Registrant   / /

Check the appropriate box:
/ /  Preliminary Proxy Statement
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to  240.14a-11(c) or  240.14a-12
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                         Washington Trust Bancorp, Inc.
_____________________________________________________________________________
           (Name of Registrant as Specified In Its Charter)

_____________________________________________________________________________
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(l), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ /  $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
      6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1) Title of each class of securities to which transaction applies:

         ____________________________________________________________________

      2) Aggregate number of securities to which transaction applies:

         ____________________________________________________________________

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
         (Set forth the amount on which the filing fee is calculated and state how it was determined):

         ____________________________________________________________________

      4) Proposed maximum aggregate value of transaction:

         ____________________________________________________________________

      5) Total fee paid:

         ____________________________________________________________________


/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)  Amount Previously Paid:

          ____________________________________________________________________

      2)  Form, Schedule or Registration Statement No.:

          ____________________________________________________________________

      3)  Filing Party:

          ____________________________________________________________________

      4)  Dated Filed:

          ____________________________________________________________________


                      WASHINGTON TRUST BANCORP, INC.
                             23 Broad Street
                      Westerly, Rhode Island  02891


                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held April 25, 1995




To the Shareholders of
WASHINGTON TRUST BANCORP, INC.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of WASHINGTON TRUST BANCORP, INC. (the "Corporation"), a Rhode Island corporation, will be held at the Westerly Library, 38 Broad Street, Westerly, Rhode Island on Tuesday, the 25th of April, 1995 at 11:00 a.m. for the purpose of considering and acting upon the following:

     1.  The election of four directors to serve for terms of three years;

     2. The ratification of the selection of independent auditors to audit the Corporation's consolidated financial statements for the year ending December 31, 1995; and

     3. Such other business as may properly come before the meeting, or any adjournment thereof.

Only shareholders of record at the close of business on March 8, 1995 will be entitled to notice of and to vote at such meeting. The transfer books of the Corporation will not be closed.

If you do not expect to be present at the meeting, please sign, date, and fill in the enclosed proxy and return it by mail in the enclosed addressed envelope.

                                   By order of the Board of Directors

                                   Harvey C. Perry, II

                                   Harvey C. Perry, II
                                   Secretary


March 20, 1995




                       WASHINGTON TRUST BANCORP, INC.
                               23 Broad Street
                             Westerly, RI  02891
                           Telephone 401/348-1200


                       ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held April 25, 1995


                               PROXY STATEMENT

The accompanying proxy is solicited by and on behalf of the Board of Directors of Washington Trust Bancorp, Inc. (the "Corporation") for use at the Annual Meeting of Shareholders to be held on April 25, 1995, and any adjournment thereof and may be revoked at any time before it is exercised by submission of another proxy bearing a later date, by attending the meeting and voting in person, or by notifying the Corporation of the revocation in writing to the President, 23 Broad Street, Westerly, RI 02891. If not revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions indicated on the proxy by the shareholder or, if no instructions are indicated, all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR Proposal Nos. 1 and 2 referred to herein.

As of March 8, 1995, the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"), there were issued and outstanding 2,825,061 shares of common stock, $.0625 par value (the "Common Stock"), of the Corporation. Each share of Common Stock is entitled to one vote per share on all matters to be voted upon at the meeting, with all holders of Common Stock voting as one class. A majority of the outstanding shares of Common Stock entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining if a quorum is present.

With regard to the election of directors, votes may be cast in favor or withheld. Votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on all proposals other than the election of directors and will be counted as present for purposes of the item on which the abstention is noted. Brokers who hold shares in street name for customers who are the beneficial owners of such shares have the authority to vote on certain "discretionary" items when they have not received instructions from such beneficial owners. Brokers that do not receive instructions are entitled to vote on the election of directors and the ratification of the selection of independent auditors. As a result, broker non-votes will have no effect on the outcome of the election of directors and the ratification of the selection of independent auditors.

Management knows of no matters to be brought before the meeting other than those referred to. If any other business should properly come before the meeting, the persons named in the proxy will vote in accordance with their best judgment.

The approximate date on which this Proxy Statement and accompanying proxy cards will first be mailed to shareholders is March 20, 1995.

                                    -1-

                           PRINCIPAL SHAREHOLDERS

The Corporation knows of no person who beneficially owned more than five percent (5%) of the Corporation's outstanding Common Stock as of March 8, 1995.


                            ELECTION OF DIRECTORS

The Corporation's Board of Directors is divided into three classes, with each class serving staggered terms of three years, so that only one class is elected in any one year. There are at present 15 directors, one director, Jacques deLaporte, having retired as of the Corporation's 1994 Annual Meeting on May 17, 1994. Following the Annual Meeting, the number of directors will be reduced to 14 as Thomas Moore will retire as of this year's Annual Meeting date (subject to further changes as provided in the Corporation's Restated Articles of Incorporation). This year, four directors are to be elected at the Annual Meeting to serve until the 1998 Annual Meeting and until their respective successors are elected and have qualified. Directors are elected by the affirmative vote of the majority of the shares of Common Stock entitled to vote thereon, represented in person or by proxy, at the Annual Meeting when a quorum is present.

The nominees for election of directors at the Annual Meeting are Katherine W. Hoxsie, Brendan P. O'Donnell, Joseph H. Potter and Anthony J. Rose, Jr. Each of the nominees for director is presently a director of the Corporation. Each has consented to being named a nominee in this Proxy Statement and has agreed to serve as a director if elected at the Annual Meeting. In the event that any nominee is unable to serve, the persons named in the proxy have discretion to vote for other persons if such other persons are designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable for election.

                      NOMINEE AND DIRECTOR INFORMATION

                                                    Common Stock Shares Beneficially
                                                       Owned on March 8, 1995(2)
                                                  ------------------------------------
                                                    Common
                                 Years as           Stock   Vested           Percent
Name and Principal Occupation   Director(1)  Age    Owned  Options   Total   of Class
- --------------------------------------------------------------------------------------
Terms Expiring in 1998
(if elected):

Katherine W. Hoxsie, C.P.A.         4        46     14,810   7,500  22,310    0.74%
   Executive Vice President,
   Hoxsie Buick-Pontiac, Inc.;
   formerly with the firm of
   Price Waterhouse

Brendan P. O'Donnell               13        65      3,375   7,500  10,875    0.36%
   Retired manufacturing execu-
   tive; formerly consultant
   Harris Graphics Corp.
   (printing presses)

Joseph H. Potter (3)               13        61      9,045  24,395  33,440    1.10%
   Executive Vice President of
   the Corporation since 1984;
   Executive Vice President of
   the Bank since July 1982

                                    -2-

                                                    Common Stock Shares Beneficially
                                                       Owned on March 8, 1995(2)
                                                  ------------------------------------
                                                    Common
                                 Years as           Stock   Vested           Percent
Name and Principal Occupation   Director(1)  Age    Owned  Options   Total   of Class
- --------------------------------------------------------------------------------------
Anthony J. Rose, Jr.               23        64     41,695   7,500  49,195    1.62%
   President, Technical
   Industries, Inc. (chemicals)

Terms Expiring in 1996:

Gary P. Bennett                     1        53        150     750     900    0.03%
   President, Chief Executive
   Officer and Director, Analysis
   & Technology, Inc.
   (interactive multimedia train-
   ing systems, information sys-
   tems and engineering services)

Larry J. Hirsch                     1        56      1,588     750   2,338    0.08%
   President, Westerly Jewelry
   Co., Inc. (retailer)

Mary E. Kennard, Esq.               1        40          0     750     750    0.02%
   Office of the University
   Counsel, The American
   University; Vice President
   and General Counsel of the
   University of Rhode Island
   ("URI") 1992-1994; various
   other positions with URI since
   1987

Joseph J. Kirby                    23        63      5,580  55,531  61,111    2.02%
   President of the Corporation
   since 1984; President of the
   Bank since July 1982

Thomas F. Moore                    34        70     51,921   8,625  60,546    2.00%
   Chairman, The Moore
   Company (textiles)

Terms Expiring in 1997:

Steven J. Crandall                 12        42        434   7,875   8,309    0.27%
   Vice President, Ashaway Line
   & Twine Manufacturing Co.
   (manufacturer of tennis string,
   fishing line and surgical
   sutures)

                                    -3-

                                                    Common Stock Shares Beneficially
                                                       Owned on March 8, 1995(2)
                                                  ------------------------------------
                                                    Common
                                 Years as           Stock   Vested           Percent
Name and Principal Occupation   Director(1)  Age    Owned  Options   Total   of Class
- --------------------------------------------------------------------------------------
Richard A. Grills                  12        62     73,264   7,875  81,139    2.68%
   Consultant and retired
   President, Bradford Dyeing
   Association, Inc. (textiles)

James W. McCormick, Jr.            12        64      4,613   7,875  12,488    0.41%
   Former President,
   McCormick's, Inc. (retailer)

Victor J. Orsinger, II             12        48      7,048   7,875  14,923    0.49%
   Partner, Orsinger & Nardone,
   Attorneys at Law

James P. Sullivan, C.P.A.          12        56        480   7,875   8,355    0.28%
   Finance Officer,
   Roman Catholic Diocese
   of Providence

Neil H. Thorp                      12        55      4,364   7,875  12,239    0.40%
   President, H.E. Thorp &
   Sons, Inc. (real estate) and
   President, Thorp & Trainer,
   Inc. (insurance)

In addition to the nominee and director information provided above, the following summarizes the security ownership of certain executive officers of the Corporation and the Bank who are not also directors of the Corporation:


David V. Devault                                       247  11,737  11,984    0.40%
   Vice President and
   Chief Financial Officer

Harvey C. Perry, II                                    160  11,157  11,317    0.37%
   Vice President and Secretary

Robert G. Cocks, Jr.                                    95   4,283   4,378    0.14%
   Senior Vice President -
   Lending of the Bank

Directors and Executive Offi-                      221,563 207,197 428,760   14.14%
cers as a Group (22 persons)

                                    -4-

- ---------------------------
(1) The Corporation was organized in 1984. The years indicated include the period the directors have been members of the Board of the Corporation's subsidiary, The Washington Trust Company of Westerly (the "Bank"), prior to 1984.

(2) "Beneficial ownership" means, pursuant to Securities and Exchange Commission ("SEC") regulations, the sole or shared power to vote, or to direct the voting of, a security and/or investment power with respect to a security (i.e., the power to dispose, or to direct the disposition, of a security) and/or the right to acquire such ownership within 60 days.

(3) Mr. Potter and Louis J. Luzzi, Vice President and Treasurer of the Corporation and the Bank, are first cousins.


Committees of the Board of Directors

The Corporation's Board of Directors has the following committees:

Executive Committee. The Executive Committee met 11 times in 1994 and, when the Board of Directors is not in session, is entitled to exercise all the powers and duties of the Board. Members of the Executive Committee are Directors O'Donnell (Chairman), Grills, Kirby, McCormick, Orsinger, Potter and Rose.

Compensation Committee. The Compensation Committee, which met 2 times in 1994, is responsible for making recommendations concerning remuneration arrangements for senior management of the Corporation and the Bank. Members of the Compensation Committee are Directors O'Donnell (Chairman), Grills, McCormick, Orsinger and Rose.

Audit Committee. The Audit Committee, which met 5 times in 1994, is responsible for reviewing the adequacy of the Corporation's system of internal controls, its audit program, the performance and findings of its internal audit staff and action to be taken thereon by management, and reports of the independent auditors. Committee members are Directors McCormick (Chairman), Crandall, Hirsch and Hoxsie.

Stock Option Committee. The Stock Option Committee met once in 1994 and is responsible for the administration of the Corporation's Amended and Restated 1988 Stock Option Plan ("Stock Option Plan"). Committee members are Directors Orsinger (Chairman), Bennett, Moore, O'Donnell and Sullivan.

Nominating Committee. The Nominating Committee met once in 1994 and is responsible for reviewing the qualifications of potential nominees for election to the Board of Directors of the Corporation and recommending to the shareholders the election of directors of the Corporation. The Committee members are Directors O'Donnell (Chairman), Grills, McCormick, Orsinger and Rose. Shareholders may make nominations for election as directors at any meeting called for such purpose provided that written notice has been given to the President of the Corporation not less than 14 nor more than 60 days prior to such meeting. Such notice shall set forth the name, age, business address and principal occupation of, and the number of shares of Common Stock beneficially owned by, each nominee.

The Corporation's Board of Directors held 12 meetings in 1994. During 1994, each member of the Corporation's Board attended at least 75% of the aggregate number of meetings of the Board and the committees of which such person was a member.


Compensation Committee Interlocks and Insider Participation

The Compensation Committee makes recommendations concerning remuneration arrangements for senior management of the Corporation and the Bank, subject to the approval of the Board of Directors. The Compensation Committee members are

Directors O'Donnell (Chairman), Grills, McCormick, Orsinger and Rose. In addition, former director Jacques deLaporte served as a member of the Compensation Committee until his retirement as of the Corporation's 1994 Annual Meeting. The Stock Option Committee is responsible for the administration of the Corporation's Stock Option Plan. The Stock Option Committee members are Directors Orsinger (Chairman), Bennett, Moore, O'Donnell and Sullivan. No members of the Compensation Committee or the Stock Option Committee are employees of the Corporation or the Bank.

During 1994, the Bank paid approximately $103,944 in legal fees related to collection matters to the law firm of Orsinger & Nardone, of which Mr. Orsinger, a member of the Compensation Committee, is a partner.




              COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Director Compensation

During 1994, for each meeting of the Board of Directors of the Corporation and of the Bank attended, non-employee directors received $250 and $500, respectively. In addition, non-employee directors received $300 for each Corporation and Bank committee meeting attended (committee chairmen received $500 per meeting).

However, directors attending more than one meeting in any one day (excluding meetings of the Board of Directors of the Corporation) were paid only for one of such meetings. In addition, non-employee directors received a $5,000 annual retainer. For 1995, the annual retainer for non-employee directors has been increased to $6,000.

The Corporation and the Bank have standard arrangements pursuant to which directors may elect to defer all or part of their fees. Deferred fees earn interest and are payable in a lump sum or installments following termination of service as a director or attainment of a certain age. Deferred fees are unfunded obligations of the Bank.

The Outside Director Retainer Continuation Plan adopted as of January 1, 1990 provides retirement benefits to non-employee directors after leaving the Board of Directors. The benefit pays the regular quarterly retainer in effect at the time of retirement for as many quarters as the director served as such with the Corporation or a subsidiary. The benefit commences upon retirement and is reduced for retirement occurring before age 65. In the case of a director who dies before commencement of benefit payments, a surviving spouse will receive 50% of the benefit that would have been payable to the director. In the event of a retired director's death before completion of all payments due, a surviving spouse will receive the remaining payments reduced by 50%. Accrued and unpaid benefits under this plan are an unfunded obligation of the Bank.


Executive Compensation

The following table shows, for the fiscal years ended December 31, 1994, 1993 and 1992, the compensation of the Chief Executive Officer and the other executive officers of the Corporation and/or the Bank whose total annual salary and bonus exceeded $100,000 for the year ended December 31, 1994 (the "Named Executives").

                         SUMMARY COMPENSATION TABLE

                                                        Long-Term
                                                       Compensation
                               Annual Compensation        Awards
                             ----------------------    -------------
                                                         Number of
                                                        Securities
     Name                                               Underlying
 and Principal                                            Options/      All Other
   Position          Year     Salary        Bonus(1)       SARs(2)   Compensation(3)
- ----------------------------------------------------------------------------------
Joseph J. Kirby      1994    $210,000       $81,585        9,656         $6,886(4)
  President          1993     200,000        88,800       10,779          6,863
                     1992     207,692(5)     22,500       13,637          3,740

Joseph H. Potter     1994    $125,000       $39,454        4,311         $4,099
  Executive Vice     1993     119,000        35,700        6,413          4,084
  President          1992     103,846(5)      9,375        6,818          1,870

                                    -7-

David V. Devault     1994    $100,000       $26,417        2,300         $3,279
  Vice President     1993      90,000        21,600        3,234          3,088
  and Chief          1992      85,154(5)      6,150        3,728          1,534
  Financial Officer

Harvey C. Perry, II  1994     $90,000       $24,135        2,069         $2,951
  Vice President     1993      80,000        19,008        2,874          2,745
  and Secretary      1992      74,769(5)      5,400        3,273          1,347

Robert G. Cocks, Jr. 1994     $82,000       $21,683        1,886         $2,689
  Senior Vice        1993      78,000        18,650        2,802          1,434
  President-Lending  1992      41,827(5)(6)   2,813        3,215              0

- ----------------------------------------------------------------------------------

(1) Effective July 1, 1992, the Board of Directors adopted a new Short-Term Incentive Plan (the "Incentive Plan") for its executive officers and other key employees. Bonus amounts represent amounts accrued for the period from July 1, 1992 to December 31, 1992 and for the full years 1993 and 1994 under the Incentive Plan. The Incentive Plan provides for annual payments to participants up to a maximum percentage of base salary, which percentages vary among participants.

(2) None of the stock options granted to the Named Executives have tandem stock appreciation rights ("SARs"). The numbers of securities underlying stock options granted to the Named Executives have been adjusted to reflect a three-for-two stock split effected by the Corporation on August 31, 1994.

(3) On July 1, 1992, the Bank resumed employer matching contributions under its tax-qualified 401(k) plan (the "401(k) Plan"), which covers all full-time salaried employees. Under the 401(k) Plan, the Bank matches 50% of each participant's first 2% of voluntary salary contributions and 100% of each participant's next 2% of salary contributions up to a maximum match of 3%.

(4) Includes $2,386 accrued under the Supplemental Pension Benefit and Profit Sharing Plan adopted by the Bank effective November 1, 1994 (the "Supplemental Plan") which provides for payments by the Bank of certain amounts which would have been contributed by the Bank under the 401(k) Plan, but for limitations on employer contributions contained in the Internal Revenue Code.

(5) The 1992 base salary for each of the Named Executives includes one extra bi-week pay period in 1992.

(6) Mr. Cocks became an employee of the Bank on June 15, 1992.

The following table contains information concerning the grant of stock options pursuant to the Corporation's Stock Option Plan to the Named Executives during the fiscal year ended December 31, 1994.



                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                   Individual Grants
                  --------------------------------------------------

                                                                      Potential Realizable Value
                                Percent of                            at Assumed Annual Rates of
                   Number of      Total                              Stock Price Appreciation for
                  Securities   Options/SARs                                  Option Term
                  Underlying    Granted to     Exercise               ---------------------------
                   Options/     Employees       or Base
                     SARs       in Fiscal      Price Per  Expiration
Name              Granted(1)      Year           Share       Date           5%(2)        10%(3)
- -------------------------------------------------------------------------------------------------
Joseph J. Kirby      9,656        25.89%        $21.750    6/2/2004       $132,079      $334,715

Joseph H. Potter     4,311        11.56%        $21.750    6/2/2004        $58,968      $149,436

David V. Devault     2,300         6.17%        $21.750    6/2/2004        $31,460       $79,727

Harvey C. Perry, II  2,069         5.55%        $21.750    6/2/2004        $28,301       $71,720

Robert G. Cocks, Jr. 1,886         5.06%        $21.750    6/2/2004        $25,798       $65,376

(1) All options granted to the Named Executives were granted on June 2, 1994 under the Stock Option Plan. There are no SARs attached thereto. The options become exercisable in 25% installments commencing on the date of grant and on each anniversary date thereafter, so long as employment with the Corporation continues. If a Change in Control (as defined in the Stock Option Plan) were to occur, the options would become immediately exercisable in full.

(2) $21.750 at 5% annually for 10 years = $35.43

(3) $21.750 at 10% annually for 10 years = $56.42

The following table sets forth information with respect to the Named Executives concerning the exercise of options during the fiscal year ended December 31, 1994 and unexercised options held as of the end of the 1994 fiscal year.


  AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES


                                           Number of Securities        Value of Unexercised
                 Number of                 Underlying Unexercised      In-the-Money Options/
               Shares Acquired    Value   Options/SARs at FY-End(1)    SARs at FY-End(1)(2)
Name             on Exercise    Realized  Exercisable/Unexercisable  Exercisable/Unexercisable
- ----------------------------------------------------------------------------------------------
Joseph J. Kirby       -0-         -$0-       55,531      16,041       $240,088       $71,176

Joseph H. Potter      -0-         -$0-       24,395       8,147       $113,427       $39,164

David V. Devault      -0-         -$0-       11,737       4,275        $57,139       $20,466

Harvey C. Perry, II   -0-         -$0-       11,157       3,809        $52,519       $18,088

Robert G. Cocks, Jr.  -0-         -$0-        4,283       3,620        $31,952       $17,154

- ----------------------------------------------------------------------------------------------

(1) There are no SARs attached to the stock options held by the Named
    Executives.

(2) Value based on the fair market value of the Corporation's Common Stock on December 31, 1994 ($20.875) minus the exercise price.

The Bank maintains a qualified defined benefit pension plan (the "Pension Plan") for salaried employees of the Corporation and the Bank. The Internal Revenue Code limits the compensation amount used in determining the annual benefits payable from qualified plans to an individual. However, the Bank has adopted a Supplemental Pension Benefit and Profit Sharing Plan, effective November 1, 1994 (the "Supplemental Plan"), which provides for payments by the Bank of certain amounts which employees of the Bank would have received under the Pension Plan in the absence of such limitations in the Internal Revenue Code. Benefits payable under the Supplemental Plan are an unfunded obligation of the Bank. The following table shows the annual benefits payable upon retirement, assuming retirement at age 65 in 1994, under the Pension Plan and the Supplemental Plan as it relates to the Pension Plan.


                             PENSION PLAN TABLE

                                        Years of Service
Average Annual         -------------------------------------------------
Pension Compensation      15         20        25        30        35
- ------------------------------------------------------------------------
$100,000               $25,380    $33,839   $42,299   $50,759   $59,219
 120,000                30,930     41,239    51,549    61,859    72,169
 140,000                36,480     48,639    60,799    72,959    85,119
 160,000                42,030     56,039    70,049    84,059    98,069
 180,000                47,580     63,439    79,299    95,159   111,019
 200,000                53,130     70,839    88,549   106,259   123,969
 220,000                58,680     78,239    97,799   117,359   136,919
 240,000                64,230     85,639   107,049   128,459   149,869
 260,000                69,780     93,039   116,299   139,559   162,819
 280,000                75,330    100,439   125,549   150,659   175,769
 300,000                80,880    107,839   134,799   161,759   188,719

The annual benefits shown in the above table are straight-life annuity amounts not reduced by a joint survivorship provision which is available.

Annual payments to an employee retiring at age 65 are based on the average highest 36 consecutive months of pension compensation. Pension compensation consists of base salary, plus, in the case of the Named Executives and certain other key employees, payments pursuant to the Incentive Plan. Such amounts are shown in the Salary and Bonus columns of the Summary Compensation Table. The benefit is the sum of (i) 1.2% of pension compensation multiplied by the number of years of service, plus (ii) .65% of pension compensation in excess of the Social Security covered compensation level multiplied by the number of years of service. In 1994 the covered Social Security compensation level was $24,312.

The years of service accrued for purposes of the Pension Plan in 1994 for the following Named Executives were: Mr. Kirby, 31 years; Mr. Potter, 36 years; Mr. Devault, 8 years; Mr. Perry, 20 years, and Mr. Cocks, 2 years.


              COMPENSATION COMMITTEE AND STOCK OPTION COMMITTEE
                   JOINT REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee administers the executive compensation program of the Corporation under the supervision of the Board of Directors. The success of the Corporation is highly dependent on hiring, developing and training qualified people who feel encouraged to perform for the good of the shareholders, the community, the Corporation and customers. The compensation program is designed to support the following underlying principles:

   - Compensation is a mechanism for ensuring that the Corporation attracts, motivates, rewards and retains the best people.

   - Total compensation dollars are managed as an investment by allocating these dollars where the Corporation receives its best return.

   - Employees are rewarded commensurate with their contribution to the success of the Corporation.

   - Base salary is a mechanism which allows the Corporation to attract employees who provide the skills and capabilities necessary to manage its business.

In order to achieve the aforementioned objectives, prior to the beginning of the fiscal year, the Corporation engaged an independent compensation consultant (the "Consultant") to update certain information provided by the Consultant as part of a comprehensive industry compensation study performed by the Consultant in 1992 (the "1992 Study"). The 1992 Study included a review of short and long term incentive practices in the banking industry as well as a review of salaries of officer positions in comparable companies. The executive compensation program consists of three elements: base salary, short-term incentive compensation and long-term incentives.

Base Salary. Base salary for all executive officers is determined by the Compensation Committee, subject to approval of the full Board of Directors. Salary levels were developed by the Compensation Committee for each executive officer's position based on an analysis of compensation level information from various industry sources. In the case of the President, Executive Vice President and Chief Financial Officer, the Compensation Committee also reviewed competitive compensation levels at approximately thirty domestic financial institutions ranging in size (based on total assets) from $250 million to $1.2 billion (the "Compensation Peer Group"). Approximately 60% of the Compensation Peer Group Members are located in the Northeast and 40% are located throughout the rest of the country. The selection of these institutions was based on certain criteria including asset size, similar operating lines of business and listing on NASDAQ. The institutions in the Compensation Peer Group are not included in the KBW Eastern Regional Bank Index used in the Performance Graph set forth on page 12 hereof. In addition, with respect to the President's salary, the Compensation Committee received input from the Consultant. The general policy of the Compensation Committee is to attempt to position executive base salary levels in the middle of the range of base salary levels for comparable executives in the Compensation Peer Group. Base salary levels for the individual executive officers were developed based on technical, managerial and human relations skills, problem solving capabilities, and level of accountability.

The President's salary for 1994 was increased 5% over the previous year based on the Corporation meeting its financial objectives and the Compensation Committee's subjective assessment of the President's performance as well as a review of the Presidents' salaries in the Compensation Peer Group.

Short-Term Incentive Plan. The Short-Term Incentive Plan (the "Incentive Plan") provides for the payment of additional cash compensation to officers based on the achievement of target levels of return on equity and/or the achievement of individual objectives. Under the Incentive Plan, return on equity is measured against both shareholder expectations, as established by the Board, and the performance of the Compensation Peer Group in order to provide objective links between performance and pay. The Compensation Committee establishes performance measures for the Incentive Plan which take into account both the return on equity achieved by the Corporation and that achieved by the Compensation Peer Group in determining the level of payout to be made under the Incentive Plan. The Compensation Committee's policy is to periodically review these performance measures and adjust them as appropriate.

The target payout for the President is based solely on the return on equity component. The target payout for other participants includes a portion based on the return on equity measurement and a portion based on the achievement of individual performance goals. The total target payout for each executive officer ranged from 37% (for the President) to 20% of base salary. These targets are also adjusted upward or downward by a multiplier which is tied to the performance measure levels.

In 1994, the Corporation's return on equity, as measured against the Compensation Peer Group and the targets established by the Compensation Committee, entitled the Executive Officers to a payout for 1994 performance of 105% of the return on equity portion of the target payout for each officer. Payouts based on the achievement of individual performance goals were subjectively determined by each participant's supervisor and approved by the Board upon the recommendation of the Compensation Committee.

Long-Term Incentives. After the 1992 Study, the Consultant recommended that stock option awards be granted on an annual basis and be based on a percentage of base salary so that the aggregate exercise price with respect to the grant equals up to one times the President's base salary on an annual basis, with lesser amounts for other officers. This element of compensation is viewed as a desirable long-term compensation method because it closely links the interest of management with shareholder value and aids in the retention and motivation of executives to improve long-term stock market performance. Stock options are granted for Common Stock at prevailing market prices and will only have value if the Corporation's Common Stock price increases.

During 1994, the Stock Option Committee granted non-qualified stock options to certain key officers of the Corporation and the Bank. In fixing the grant of stock options to executive officers other than the President, the Stock Option Committee reviewed the President's recommendations for individual awards, which were based on the individual executive officer's level of responsibility and contribution towards achievement of the Corporation's business plan and objectives. Stock option awards were granted to the executive officers other than the President with aggregate exercise prices ranging from 50% to 75% of base salary, based on the levels of responsibility for each officer.

In 1994 the Stock Option Committee awarded the President options with an aggregate exercise price equal to 100% of his base salary, based on the Corporation's actual performance as compared to its corporate financial goals and their subjective assessment of the President's goals in promoting and enhancing shareholder value. The Stock Option Committee also took into account the aggregate number of options awarded to the President to date and the aggregate value of such shares. The Corporation does not have a target level of equity holdings by executives.

The foregoing report has been furnished by the Compensation Committee and the Stock Option Committee.

Compensation Committee:                   Stock Option Committee:

Brendan P. O'Donnell (Chairman)           Victor J. Orsinger, II (Chairman)
Richard A. Grills                         Gary P. Bennett
James W. McCormick, Jr.                   Thomas F. Moore
Victor J. Orsinger, II                    Brendan P. O'Donnell
Anthony J. Rose, Jr.                      James P. Sullivan, C.P.A.


                 SHAREHOLDER RETURN PERFORMANCE PRESENTATION

Set forth below is a line graph comparing the cumulative total shareholder return on the Corporation's Common Stock against the cumulative total return of the NASDAQ Stock Market (U.S.) and the Keefe, Bruyette & Woods, Inc. ("KBW") Eastern Regional Bank Index for the five years ended December 31, 1994.

               Comparison of Five Year Cumulative Total Return

(The line graph referred to in the preceding paragraph appears in this space in the proxy filed in paper format that will be provided to shareholders. The following table provides the data points necessary to describe this graphic via EDGAR.)


                                    1989    1990     1991    1992     1993     1994
                                 ----------------------------------------------------
Washington Trust Bancorp, Inc.    $100.00  $54.58   $61.65  $85.49  $125.74  $164.72
NASDAQ Stock Market (U.S.)        $100.00  $84.92  $136.28 $158.58  $180.93  $176.91
KBW Eastern Regional Bank Index   $100.00  $61.63  $108.38 $149.67  $156.08  $138.56

Assumes that the value of Washington Trust Bancorp, Inc. Common Stock and each index was $100 on December 31, 1989. Total return assumes reinvestment of dividends.

                   INDEBTEDNESS AND OTHER TRANSACTIONS

The Bank has had transactions in the ordinary course of business, including borrowings, with certain directors and executive officers of the Corporation and their associates, all of which were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features when granted.

See also "Compensation Committee Interlocks and Insider Participation" above.


                    RATIFICATION OF SELECTION OF AUDITORS

The ratification of KPMG Peat Marwick to serve as independent auditors of the Corporation for the current fiscal year ending December 31, 1995, will be submitted to the Annual Meeting. Such ratification requires the affirmative vote of a majority of the shares of Common Stock entitled to vote thereon, represented in person or by proxy, at the Annual Meeting when a quorum is present. Representatives of KPMG Peat Marwick will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to answer appropriate questions.

The Board of Directors recommends a vote "FOR" this proposal.

              COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Corporation's officers and directors, and persons who own more than 10% of a registered class of the Corporation's equity securities ("Insiders"), to file reports of ownership and changes in ownership with the SEC. Insiders are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) reports they file. Based solely upon a review of the copies of such reports furnished to the Corporation, the Corporation believes that during 1994 all Section 16(a) filing requirements applicable to its Insiders were complied with, except that James W. McCormick, Jr., Director, inadvertantly failed to report on a timely basis his wife's purchase of 150 shares of Common Stock in 1994. In addition, Directors Gary P. Bennett, Larry
J. Hirsch and Mary E. Kennard each filed their Form 3 late upon becoming Directors and Vernon F. Bliven, Robert G. Cocks, Jr., Louis W. Gingerella and
B. Michael Rauh each filed their Form 3 late upon being named Executive
Officers.

                            SHAREHOLDER PROPOSALS

Any shareholder who wishes to submit a proposal for presentation to the 1996 Annual Meeting of Shareholders must submit the proposal to the Corporation, 23 Broad Street, Westerly, Rhode Island 02891, Attention: President, not later than November 21, 1995 for inclusion, if appropriate, in the Corporation's Proxy Statement and the form of proxy relating to the 1996 Annual Meeting.


                            FINANCIAL STATEMENTS

The financial statements of the Corporation are contained in the 1994 Annual Report to Shareholders, which has been provided to the Shareholders concurrently herewith. Such report and the financial statements contained therein are not to be considered as a part of this soliciting material.

                               OTHER BUSINESS

The management knows of no matters to be brought before the meeting other than those referred to, but if any other business should properly come before the meeting, the persons named in the proxy intend to vote in accordance with their best judgment.
                         INCORPORATION BY REFERENCE

To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Corporation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled "Compensation Committee and Stock Option Committee Joint Report on Executive Compensation" and "Shareholder Return Performance Presentation" shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

                     EXPENSE OF SOLICITATION OF PROXIES

The cost of solicitation of proxies, including the cost of reimbursing brokerage houses and other custodians, nominees or fiduciaries for forwarding proxies and Proxy Statements to their principals, will be borne by the Corporation. Solicitation may be made in person or by telephone or telegraph by officers or regular employees of the Corporation, who will not receive additional compensation therefor. In addition, the Corporation has retained Morrow & Co., Inc. to assist in the solicitation of proxies for a fee of $3,500 plus customary expenses.


                              Submitted by order of the Board of Directors,

                              Harvey C. Perry, II

                              Harvey C. Perry, II
                              Secretary

Westerly, Rhode Island
March 20, 1995

                      WASHINGTON TRUST BANCORP, INC
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Joseph J. Kirby, Brendan P. O'Donnell and Joseph H. Potter, or any one or more of them, attorneys with full power of substitution to each for and in the name of the undersigned, with all powers the undersigned would possess if personally present to vote the Common Stock of the undersigned in Washington Trust Bancorp, Inc. at the Annual Meeting of its shareholders to be held April 25, 1995 or any adjournment thereof.

The Board of Directors recommends that you instruct the proxies to vote FOR all of the proposals.

1.  ELECTION OF DIRECTORS:
    NOMINEES:  Katherine W. Hoxsie, Brendan P. O'Donnell, Joseph H. Potter,
               and Anthony J. Rose, Jr

    / / FOR all nominees (except as indicated)

    / / WITHHOLD AUTHORITY to vote for all nominees

   (INSTRUCTION: To withhold authority to vote for any individual nominee or nominees, write such nominee's or nominees' name(s) in the space provided below.)

   ---------------------------------------------------------------------------

2. To ratify the selection of KPMG Peat Marwick as auditors of the Corpor-ation for the fiscal year ending December 31, 1995.

    / / FOR               / / AGAINST             / / ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

This proxy when properly executed will be voted in the manner directed herein by the shareholder. If no direction is made, this proxy will be voted FOR Proposal Nos. 1 and 2.

   PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                      Dated:_____________________, 1995

                                      _________________________________
                                      Signature

                                      _________________________________
                                      Signature if held jointly

                                      Please sign exactly as name appears.
                                      When shares are held in more than one
                                      name, including joint tenants, each
                                      party should sign.  When signing as
                                      attorney, executor, administrator,
                                      trustee or guardian, please give full
                                      title as such.